Workiva Announces Second Quarter 2020 Financial Results
Q2 Subscription and Support Revenue of $70.7 Million, up 16.9% from Q2 2019
Q2 Total Revenue of $83.9 Million, up 14.1% from Q2 2019

AMES, Iowa - August 4, 2020 – Workiva Inc. (NYSE:WK), provider of the world’s leading connected reporting and compliance platform, today announced financial results for its second quarter ended June 30, 2020.
"Despite challenges from the COVID-19 pandemic, we are pleased with our second quarter 2020 financial results, which exceeded guidance for revenue and operating results," said Marty Vanderploeg, Chief Executive Officer.
"We are reinstating guidance for full year 2020 because we believe visibility on closing new business has substantially improved," said Stuart Miller, Chief Financial Officer.
"Our sales and marketing teams are succeeding in a virtual environment," said Vanderploeg. "In the second quarter, demand for our platform improved across all of our growth vectors, which include EMEA, Wdata and our platform solutions for Integrated Risk, Global Statutory Reporting and the U.S. Government."
"Our new platform increases flexibility and speed when developing new solutions, enabling us to enter more markets faster than before," said Vanderploeg. "Developing and delivering new solutions on our platform will continue to be key drivers to our success."
Second Quarter 2020 Financial Highlights
•Revenue: Total revenue for the second quarter of 2020 reached $83.9 million, an increase of 14.1% from $73.5 million in the second quarter of 2019. Subscription and support revenue contributed $70.7 million, up 16.9% versus the second quarter of 2019. Professional services revenue was $13.2 million, an increase of 1.2% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the second quarter of 2020 was $61.6 million compared with $52.8 million in the same quarter of 2019. GAAP gross margin was 73.5% versus 71.8% in the second quarter of 2019. Non-GAAP gross profit for the second quarter of 2020 was $62.4 million, an increase of 16.4% compared with the prior year's second quarter, and non-GAAP gross margin was 74.4% compared to 73.0% in the second quarter of 2019.
•Results from Operations: GAAP loss from operations for the second quarter of 2020 was $16.8 million compared with a loss of $8.4 million in the prior year's second quarter. Non-GAAP loss from operations was $1.9 million, compared with non-GAAP income from operations of $0.1 million in the second quarter of 2019.
•GAAP Net Loss: GAAP net loss for the second quarter of 2020 was $19.8 million compared with a net loss of $8.3 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.41 compared with a net loss per basic and diluted share of $0.18 in the second quarter of 2019.
•Non-GAAP Net Loss: Non-GAAP net loss for the second quarter of 2020 was $2.7 million compared with a net income of $0.2 million in the prior year's second quarter. Non-GAAP net loss per basic and diluted share was $0.06, compared with a net income per basic and diluted share of $0.00, in the second quarter of 2019.

•Liquidity: As of June 30, 2020, Workiva had cash, cash equivalents and marketable securities totaling $508.6 million, compared with $488.0 million as of December 31, 2019. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due 2026 and other financing obligations totaled $16.6 million outstanding as of June 30, 2020.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,512 customers as of June 30, 2020, a net increase of 91 customers from June 30, 2019.
•Revenue Retention Rate: As of June 30, 2020, Workiva's revenue retention rate (excluding add-on revenue) was 94.5%, and the revenue retention rate including add-on revenue was 107.9%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2020, Workiva had 716 customers with an annual contract value (ACV) of more than $100,000, up 28% from 558 customers at June 30, 2019. Workiva had 342 customers with an ACV of more than $150,000, up 44% from 238 customers in the second quarter of 2019.
Financial Outlook
As of August 4, 2020, Workiva is providing guidance as follows:
Third Quarter 2020 Guidance:
•Total revenue is expected to be in the range of $84.3 million to $84.8 million.
•GAAP loss from operations is expected to be in the range of $16.4 million to $16.9 million.
•Non-GAAP loss from operations is expected to be in the range of $5.2 million to $5.7 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.39 to $0.40.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.12 to $0.13.
•Net loss per basic and diluted share is based on 48.9 million weighted-average shares outstanding.
Full Year 2020 Guidance:
•Total revenue is expected to be in the range of $341.5 million to $342.5 million.
•GAAP loss from operations is expected to be in the range of $56.5 million to $58.0 million.
•Non-GAAP loss from operation is expected to be in the range of $10.0 million to $11.5 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.37 to $1.40.
•Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.23 to $0.26.
•Net loss per basic and diluted share is based on 48.5 million weighted-average shares outstanding.

We are reinstating our 2020 full year guidance based on increased visibility into deal closings. In our third quarter and full year 2020 guidance, we factor in the expected impacts of COVID-19 on our business and results of operations based on information available to us today. Significant variation from these assumptions could cause us to change our guidance, and we undertake no obligation to update our assumptions, expectations or our guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Safe Harbor Statement.”
Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the second quarter, in addition to discussing the Company’s outlook for the third quarter and full year 2020. To access this call, dial 833-968-1977 (U.S. domestic) or 647-689-6649 (international). The conference ID is 1216459. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through August 11, 2020 at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 1216459. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva, provider of the world's leading connected reporting and compliance platform, is used by thousands of enterprises across 180 countries, including over 75 percent of Fortune 500® companies, and by government agencies. Our customers have linked over five billion data elements to trust their data, reduce risk and save time. For more information about Workiva (NYSE:WK), please visit workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(unaudited)
Revenue
Subscription and support	$70,696	$60,472	$139,057	$116,595
Professional services	13,164	13,012	30,604	26,852
Total revenue	83,860	73,484	169,661	143,447
Cost of revenue
Subscription and support (1)	12,098	10,202	24,251	20,011
Professional services (1)	10,146	10,475	20,389	20,202
Total cost of revenue	22,244	20,677	44,640	40,213
Gross profit	61,616	52,807	125,021	103,234
Operating expenses
Research and development (1)	23,508	21,795	46,502	43,806
Sales and marketing (1)	35,270	28,213	71,387	53,578
General and administrative (1)	19,632	11,226	33,080	21,609
Total operating expenses	78,410	61,234	150,969	118,993
Loss from operations	(16,794)	(8,427)	(25,948)	(15,759)
Interest income	655	641	2,361	1,133
Interest expense	(3,563)	(433)	(7,117)	(873)
Other (expense) and income, net	(68)	(111)	650	(283)
Loss before (benefit) provision for income taxes	(19,770)	(8,330)	(30,054)	(15,782)
(Benefit) provision for income taxes	(5)	(8)	284	3
Net loss	$(19,765)	$(8,322)	$(30,338)	$(15,785)
Net loss per common share:
Basic and diluted	$(0.41)	$(0.18)	$(0.63)	$(0.35)
Weighted-average common shares outstanding - basic and diluted	48,171,552	46,166,660	47,858,628	45,700,559

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(unaudited)
Cost of revenue
Subscription and support	$436	$399	$867	$756
Professional services	365	431	790	840
Operating expenses
Research and development	2,040	1,851	3,623	3,751
Sales and marketing	2,944	2,032	5,680	3,996
General and administrative	9,109	3,800	13,870	7,363

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$402,121	$381,742
Marketable securities	106,451	106,214
Accounts receivable, net	41,470	60,228
Deferred commissions	15,650	14,108
Other receivables	2,630	2,432
Prepaid expenses and other	9,349	6,508
Total current assets	577,671	571,232
Property and equipment, net	38,913	39,745
Operating lease right-of-use assets	17,534	15,352
Deferred commissions, non-current	14,867	14,977
Intangible assets, net	1,622	1,651
Other assets	4,120	3,439
Total assets	$654,727	$646,396
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,813	$7,057
Accrued expenses and other current liabilities	56,387	49,930
Deferred revenue	171,378	173,617
Current portion of financing obligations	1,395	1,328
Total current liabilities	232,973	231,932
Convertible senior notes, net	285,011	280,601
Deferred revenue, non-current	29,294	32,569
Other long-term liabilities	1,778	1,498
Operating lease liabilities, non-current	19,274	18,564
Financing obligations, non-current	15,174	15,889
Total liabilities	583,504	581,053
Stockholders’ equity
Common stock	47	47
Additional paid-in-capital	456,007	420,170
Accumulated deficit	(385,499)	(355,161)
Accumulated other comprehensive income	668	287
Total stockholders’ equity	71,223	65,343
Total liabilities and stockholders’ equity	$654,727	$646,396

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(19,765)	$(8,322)	$(30,338)	$(15,785)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,131	971	2,273	1,874
Stock-based compensation expense	14,894	8,513	24,830	16,706
Provision for doubtful accounts	319	233	359	46
Amortization (accretion) of premiums and discounts on marketable securities, net	112	(23)	213	(104)
Amortization of debt discount and issuance costs	2,213	—	4,410	—
Deferred income tax	(131)	(28)	(131)	(46)
Changes in assets and liabilities:
Accounts receivable	3,847	3,133	18,112	17,951
Deferred commissions	(2,166)	(3,833)	(1,563)	(5,862)
Operating lease right-of-use asset	875	556	1,973	1,224
Other receivables	58	161	(195)	(53)
Prepaid expenses	(890)	(310)	(2,845)	(3,546)
Other assets	(609)	58	(683)	(1,406)
Accounts payable	(1,692)	1,206	(3,074)	(356)
Deferred revenue	(3,640)	8,295	(4,868)	10,282
Operating lease liability	(1,178)	(813)	(2,323)	(1,468)
Accrued expenses and other liabilities	13,735	8,966	5,712	4,425
Net cash provided by operating activities	7,113	18,763	11,862	23,882
Cash flows from investing activities
Purchase of property and equipment	(696)	(454)	(1,384)	(2,197)
Purchase of marketable securities	(16,457)	(18,562)	(37,289)	(40,717)
Sale of marketable securities	—	—	11,423	—
Maturities of marketable securities	13,062	11,500	26,037	18,890
Purchase of intangible assets	(74)	(577)	(151)	(661)
Net cash used in investing activities	(4,165)	(8,093)	(1,364)	(24,685)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	6,664	5,498	9,458	16,553
Taxes paid related to net share settlements of stock-based compensation awards	(732)	—	(2,111)	(390)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	3,660	2,149
Principal payments on capital lease and financing obligations	(328)	(301)	(648)	(595)
Net cash provided by financing activities	5,604	5,197	10,359	17,717
Effect of foreign exchange rates on cash	135	110	(478)	215
Net increase in cash and cash equivalents	8,687	15,977	20,379	17,129
Cash and cash equivalents at beginning of period	393,434	78,736	381,742	77,584
Cash and cash equivalents at end of period	$402,121	$94,713	$402,121	$94,713

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Gross profit, subscription and support	$58,598	$50,270	$114,806	$96,584
Add back: Stock-based compensation	436	399	867	756
Gross profit, subscription and support, non-GAAP	$59,034	$50,669	$115,673	$97,340
As a percentage of subscription and support revenue, non-GAAP	83.5%	83.8%	83.2%	83.5%

Gross profit, professional services	$3,018	$2,537	$10,215	$6,650
Add back: Stock-based compensation	365	431	790	840
Gross profit, professional services, non-GAAP	$3,383	$2,968	$11,005	$7,490
As a percentage of professional services revenue, non-GAAP	25.7%	22.8%	36.0%	27.9%

Gross profit	$61,616	$52,807	$125,021	$103,234
Add back: Stock-based compensation	801	830	1,657	1,596
Gross profit, non-GAAP	$62,417	$53,637	$126,678	$104,830
As percentage of revenue, non-GAAP	74.4%	73.0%	74.7%	73.1%

Cost of revenue, subscription and support	$12,098	$10,202	$24,251	$20,011
Less: Stock-based compensation	436	399	867	756
Cost of revenue, subscription and support, non-GAAP	$11,662	$9,803	$23,384	$19,255
As percentage of revenue, non-GAAP	13.9%	13.3%	13.8%	13.4%

Cost of revenue, professional services	$10,146	$10,475	$20,389	$20,202
Less: Stock-based compensation	365	431	790	840
Cost of revenue, professional services, non-GAAP	$9,781	$10,044	$19,599	$19,362
As percentage of revenue, non-GAAP	11.7%	13.7%	11.6%	13.5%

Research and development	$23,508	$21,795	$46,502	$43,806
Less: Stock-based compensation	2,040	1,851	3,623	3,751
Research and development, non-GAAP	$21,468	$19,944	$42,879	$40,055
As percentage of revenue, non-GAAP	25.6%	27.1%	25.3%	27.9%

Sales and marketing	$35,270	$28,213	$71,387	$53,578
Less: Stock-based compensation	2,944	2,032	5,680	3,996
Sales and marketing, non-GAAP	$32,326	$26,181	$65,707	$49,582
As percentage of revenue, non-GAAP	38.5%	35.6%	38.7%	34.6%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
General and administrative	$19,632	$11,226	$33,080	$21,609
Less: Stock-based compensation	9,109	3,800	13,870	7,363
General and administrative, non-GAAP	$10,523	$7,426	$19,210	$14,246
As percentage of revenue, non-GAAP	12.5%	10.1%	11.3%	9.9%

Loss from operations	$(16,794)	$(8,427)	$(25,948)	$(15,759)
Add back: Stock-based compensation	14,894	8,513	24,830	16,706
(Loss) income from operations, non-GAAP	$(1,900)	$86	$(1,118)	$947
As percentage of revenue, non-GAAP	(2.3)%	0.1%	(0.7)%	0.7%

Net loss	$(19,765)	$(8,322)	$(30,338)	$(15,785)
Add back: Stock-based compensation	14,894	8,513	24,830	16,706
Add back: Non-cash interest expense related to convertible senior notes	2,213	—	4,410	—
Net (loss) income, non-GAAP	$(2,658)	$191	$(1,098)	$921
As percentage of revenue, non-GAAP	(3.2)%	0.3%	(0.6)%	0.6%

Net loss per basic and diluted share:	$(0.41)	$(0.18)	$(0.63)	$(0.35)
Add back: Stock-based compensation	0.30	0.18	0.52	0.37
Add back: Non-cash interest expense related to convertible senior notes	0.05	—	0.09	—
Net (loss) income per basic share, non-GAAP	$(0.06)	$—	$(0.02)	$0.02
Net (loss) income per diluted share, non-GAAP	$(0.06)	$—	$(0.02)	$0.02

Weighted-average common shares outstanding - basic, non-GAAP	48,171,552	46,166,660	47,858,628	45,700,559
Weighted-average common shares outstanding - diluted, non-GAAP	48,171,552	51,540,253	47,858,628	51,061,575

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending September 30, 2020			Year ending December 31, 2020

Loss from operations, GAAP range	$(16,400)	-	$(16,900)	$(56,500)	-	$(58,000)
Add back: Stock-based compensation	11,200		11,200	46,500		46,500
Loss from operations, non-GAAP range	$(5,200)	-	$(5,700)	$(10,000)	-	$(11,500)

Net loss per share, GAAP range	$(0.39)	-	$(0.40)	$(1.37)	-	$(1.40)
Add back: Stock-based compensation	0.23		0.23	0.96		0.96
Add back: Non-cash interest expense related to convertible senior notes	0.04		0.04	0.18		0.18
Net loss per share, non-GAAP range	$(0.12)	-	$(0.13)	$(0.23)	-	$(0.26)

Weighted-average common shares outstanding - basic and diluted	48,900,000		48,900,000	48,500,000		48,500,000